Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-68935, 333-79995, 333-84819, 333-86805, 333-92815, 333-106090
and 333-112549) of BNP Residential Properties, Inc. of our report dated January 13, 2004, except for Note 11 as to which the date is February 23, 2004, with respect to the consolidated financial statements and schedule of BNP Residential Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.






                                             /s/  ERNST & YOUNG LLP




Raleigh, North Carolina
February 23, 2004